Health Benefits Direct Corporation Announces Third Quarter 2006 Financial Results
Radnor, PA — November 14, 2006 — Health Benefits Direct Corporation (OTC Bulletin Board: HBDT.OB), a leading innovator in the direct marketing and distribution of a wide range of health and life insurance products to individuals, today announced its results of operations for the third quarter and nine months ended September 30, 2006.
Third Quarter Results
Net revenues for the three months ended September 30, 2006 increased 473% to $3,222,434 as compared to $562,497 for the three months ended September 30, 2005. The increase in net revenues is primarily the result of the company’s business expansion driven in part by a year-over-year increase in the number of licensed insurance agents employed by Health Benefits Direct from approximately 34 at September 30, 2005 to approximately 90 at September 30, 2006, and a year-over-year increase in the number of insurance products being sold.
Operating expenses for the three months ended September 30, 2006 totaled $7,334,578 as compared to $1,380,785 for the three months ended September 30, 2005. The primary factors contributing to the increase in operating expenses included 1) higher salaries, wages and commissions associated with the increase in total employees from 85 at September 30, 2005 to 232 at September 30, 2006, 2) higher lead expense associated with the increased number of licensed agents employed by the company, 3) expenses associated with new offices opened within the past year, and 4) higher general and administrative expense associated with the substantial increase in operational activities as compared with the third quarter of 2006.
Net loss for the three months ended September 30, 2006 was $(4,061,475), or $(0.14) per basic and diluted share, as compared to a net loss of $(824,620), or $(0.11) per basic and diluted share, for the three months ended September 30, 2005.
Year-to-date Results
Net revenues for the nine months ended September 30, 2006 increased 335% to $7,082,413 as compared to $1,627,330 for the nine months ended September 30, 2005. Operating expenses for the nine months ended September 30, 2006 totaled $17,721,684 as compared to $3,546,529 for the nine months ended September 30, 2005. Net loss for the nine months ended September 30, 2006 was $(10,338,320), or $(0.38) per basic and diluted share, as compared to a net loss of $(1,937,989), or $(0.25) per basic and diluted share, for the nine months ended September 30, 2005.
At September 30, 2006, Health Benefits Direct had a cash balance of $3,073,100, total shareholders’ equity of $7,910,831 and no long-term debt.

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“Through the successful execution of our organic growth plan, we achieved another quarter of solid sequential and year-over-year revenue growth,” stated Scott Frohman, Chief Executive Officer. “During the third quarter, we expanded our life insurance portal with leading life carriers, added highly-rated health insurance carriers, expanded the number of health insurance products that we offer, and continued to improve our portal technologies and processes to further enhance our customer value proposition.
“During the fourth quarter and beyond, we are accelerating our implementation of multi-channel marketing objectives and pursuing product line development through selective carrier mix expansion. To date, we have invested in ample capacity to address our escalating market opportunity, and we remain focused on strategies to reduce our cash burn as we grow into our infrastructure and increase our operating leverage. We believe we are well positioned for continued growth as we reinforce our position as a premier individual health and life insurance agency for individuals and families.”
About Health Benefits Direct Corporation
Health Benefits Direct Corporation is a contact center-based insurance agency that operates an online marketplace enabling consumers to shop for, compare, and purchase individual health and life insurance and related products for individuals and families. Health Benefits Direct’s sales platform combines its proprietary, integrated online technology and dialing application to connect consumers who express an interest in purchasing health or life insurance or related products with its knowledgeable, licensed agents housed in one of its contact center locations. www.hbdc.com or www.healthbenefitsdirect.com
Safe Harbor Statement
In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the company’s marketing plans, its financial position, anticipated growth and the execution of its business strategy and plans. Forward-looking statements provide Health Benefits Direct’s current expectations or forecasts of future events. Actual events could differ materially from those reflected in these forward-looking statements due to Health Benefits Direct Corporation’s ability to successfully implement its marketing objectives, product line development and carrier mix expansion initiatives, and strategies to reduce cash burn and increase operating leverage. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Health Benefits Direct undertakes no obligation to update publicly any forward-looking statement.
Contact:
Brandi Piacente
The Piacente Group
Tel: 212-481-2050
Email: brandi@thepiacentegroup.com
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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,073,100	$6,433,426
Accounts receivable, less allowance for doubtful accounts of $16,532 and $16,032	1,486,914	194,261
Deferred compensation advances	686,193	173,696
Prepaid expenses	403,380	—
Other current assets	17,611	—

Total current assets	5,667,198	6,801,383

Restricted cash	1,154,504	$—
Property and equipment, net of accumulated depreciation of $384,423 and $98,577	2,253,126	274,061
Intangibles, net of accumulated amortization of $1,145,764 and $16,000	4,330,624	133,456
Other assets	169,851	22,659

Total assets	$13,575,303	$7,231,559

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Line of credit	$—	$399,630
Accounts payable	771,896	381,312
Accrued expenses	824,916	410,524
Due to related parties	276,680	207,754
Unearned commission advances	3,790,980	886,939

Total current liabilities	5,664,472	2,286,159

SHAREHOLDERS’ EQUITY:
Preferred stock ($.001 par value; 10,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.001 par value; 90,000,000 shares authorized; 28,603,083 and 20,241,471 shares issued and outstanding)	28,603	20,241
Additional paid-in capital	24,765,020	9,315,260
Accumulated deficit	(14,636,754)	(4,298,434)
Deferred compensation	(2,246,038)	(91,667)

Total shareholders’ equity	7,910,831	4,945,400

Total liabilities and shareholders’ equity	$13,575,303	$7,231,559

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HEALTH BENEFITS DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	$3,222,434	$562,497	$7,082,413	$1,627,330

Operating Expenses:
Salaries, commission and related taxes	3,880,233	830,123	9,376,924	1,912,233
Lead expense	1,456,159	190,637	2,889,930	491,876
Depreciation and amortization	645,802	21,447	1,485,115	59,515
Professional fees	143,429	63,388	855,105	81,576
Management salaries - related parties	—	157,500	—	472,500
Other general and administrative	1,208,955	117,690	3,114,610	528,829

	7,334,578	1,380,785	17,721,684	3,546,529

Loss from operations	(4,112,144)	(818,288)	(10,639,271)	(1,919,199)

Other income (expense):
Loss on disposal of property and equipment	(339)	—	(339)	—
Registration rights penalty reversal	—	—	60,537	—
Interest income	54,638	—	258,220	—
Interest expense	(3,630)	(6,332)	(17,467)	(18,790)

Total other income (expense)	50,669	(6,332)	300,951	(18,790)

Net loss	$(4,061,475)	$(824,620)	$(10,338,320)	$(1,937,989)

Net loss per common share:
Net loss per common share — basic and diluted	$0.14)	$(0.11)	$(0.38)	$(0.25)

Weighted average common shares outstanding — basic and diluted	28,254,578	7,800,000	27,351,853	7,800,000